Exhibit 10.27

SAKS INCORPORATED

Supplement to Performance Share Agreement-Performance Share Award

Name of Award Holder: «Name»

Effective Date of Award: «Issue Date»

Number of Performance Shares: «Number of Shares»

Dear Award Holder:

I am pleased to inform you that Saks Incorporated (the “Company”) has awarded to you the number of shares of its common stock, $0.10 par value, indicated above (the “Performance Shares”). The Performance Shares are awarded to you pursuant to and subject to the terms and conditions of (1) the Company’s 2004 Long-Term Incentive Plan (the “Plan”), (2) the Performance Share Agreement between the Company and you (the “Agreement”), and (3) this Supplement to Performance Share Agreement. This Supplement to Performance Share Agreement is an “Award Supplement” referred to in the Agreement.

The Performance Shares will vest in accordance with the terms of the Plan and this Supplement as follows, unless the Performance Shares vest earlier in accordance with paragraph 3 of the Agreement:

Objective	Performance Goal: 2007 Adjusted EBITDA	% of Goal Attained	Performance Shares Awarded (% of Target)
Threshold (Min)	$205	87.5%	50%
	$219	93.75%	75%
Target	$234	100%	100%
	$248	106%	125%
Maximum	$263	112.5%	150%

The Human Resources and Compensation Committee of the Company’s Board of Directors in its sole discretion will determine the Company’s adjusted EBITDA for the 2007 fiscal year for the purposes of this award. You will earn a prorated number of Performance Shares if the Company’s EBITDA for the 2007 fiscal year is greater than threshold objective but less than the maximum objective. You will forfeit all Performance Shares if the Company’s adjusted EBITDA for its 2007 fiscal year is less than $205 million. If you earn any Performance Shares, they will vest in accordance with the Plan if you have been continuously employed by the Company or one of its subsidiaries from the effective date of the award specified above through March 9, 2010. You will forfeit all earned Performance Shares if they do not vest accordance with the preceding sentence.

Saks Incorporated

By:
Christine A. Morena
Executive Vice President
Human Resources